As filed with the Securities and Exchange Commission on December 19, 2012

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	5160	26-0755102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1136 Celebration Boulevard
Celebration, Florida 34747
(877) 438-4761
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Adams
Chief Operating Officer
and
Chief Financial Officer
Green Earth Technologies, Inc.
7 West Cross Street
Hawthorne, NY 10532
(914) 372-4202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joel J. Goldschmidt, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue, Suite 1401
New York, New York 10022
(212) 838-8269

Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller Reporting Company
☐	☐	☐	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share(2)	Price	Registration Fee
Common stock, par value $0.001 per share	55,147,059(1)	$0.21	$11,580,882.39	$1,579.63

(1)
Includes 36,764,706 shares issuable upon conversion of the Registrant’s 6.0% senior secured convertible debentures due December 31, 2014 in the aggregate principal amount of $6,250,000 and 18,382,353 shares issuable upon exercise of warrants expiring December 31, 2016.  In addition, the registrant hereby registers such indeterminate number of additional shares of common stock issuable for no additional consideration by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of common stock. In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low prices of the shares of common stock of the registrant reported on the OTC Bulletin Board on December 14, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell the securities covered by this prospectus until the Registration Statement of which this prospectus is a part filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell and is not soliciting an offer to purchase the securities in any jurisdiction where such offer or sale is prohibited.

Preliminary Prospectus	Filed Pursuant to Rule ___
Registration No. 333-_______

SUBJECT TO COMPLETION, dated December 19, 2012

GREEN EARTH TECHNOLOGIES, INC.

55,147,059 Shares of Common Stock

This prospectus (this “Prospectus”) relates to the sale, from time to time, by certain stockholders (the “Selling Stockholders”) of up to 55,147,059 shares of our common stock, of which 36,764,706 shares are issuable upon exercise of the conversion rights contained in our 6.0% Secured Convertible Debentures due December 31, 2014 (the “Debentures”) in the aggregate principal of $6,250,000 and 18,382,353shares are issuable upon exercise of warrants expiring December 31, 2016 (the “Warrants”).  The conversion price of the Debentures and the exercise price of the Warrants are $0.17 and $0.21 per share, respectively.  Please refer to the sections of the Prospectus, entitled “The Debentures and the Warrants” and “The Selling Stockholders” for additional information.

The prices at which the Selling Stockholders may sell the shares of our common stock covered by this Prospectus will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive any proceeds from the sale of these shares by the Selling Stockholders.  However, we did realize gross proceeds of $6,250,000 from the sale of the Debentures and Warrants and we will realize gross proceeds of $3,860,294 if all of the Warrants are exercised.

We have incorporated by reference into this Prospectus the information contained in our Annual Report on Form 10-K for the year ended June 30, 2012, filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 28, 2012 (“2012 Annual Report”); our Quarterly Report for the three months ended September 30, 2012, filed with the Commission on November 14, 2012 (the “September 2012 Quarterly Report”); and our Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 29, 2012 (the “2012 Proxy”).

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is quoted on the OTC Bulletin Board (the “OTCBB”) under the symbol “GETG.”

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 17 of our 2012 Annual Report for a discussion of these risks.

_________

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________

The date of this Prospectus is ___________ __, 201_

PROSPECTUS SUMMARY

This Prospectus relates to the resale, from time to time, of up to 55,147,059 shares (the “Shares”) of our common stock, par value $0.001 per share, by the Selling Stockholders named herein.  This Prospectus is part of a Registration Statement, File No. 333-_________ that we filed with the Commission on December 19, 2012, registering the resale of the Shares by the Selling Stockholders (the “Registration Statement”).

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Commission allows us to incorporate by reference the information contained in documents that we file with them.  We are incorporating by reference into this Prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

●	Our 2012 Annual Report;

●	Our 2012 Proxy; and
●	Our September 2012 Quarterly Report.

By incorporating by reference our 2012 Annual Report, 2012 Proxy and September 2012 Quarterly Report, we can disclose important information to you by referring you to these filings, which are considered part of this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We post on our public website (www.getg.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (collectively, our “Exchange Act Reports”), as well as our Definitive Proxy Statements as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Prospectus.  Copies of our Exchange Act Reports and Definitive Proxy Statements  may be obtained free of charge through our website or by contacting our Investor Relations Department at 7 West Cross Street, Hawthorne, NY 10532, or by calling (914) 372-4202.

You may also read and copy any materials we file with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about at www.sec.gov.

You should rely only on the information contained in this Prospectus or to which we have referred you.  We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus.

THE DEBENTURES AND THE WARRANTS

From December 2011 through October 2012, we realized gross proceeds of $6,250,000 from the sale of Debentures in the aggregate principal amount of $6,250,000 and Warrants to purchase up to 18,382,353 shares of our common stock to eight accredited investors (the “Investors”) in a private placement transaction.  Interest on the Debentures is payable quarterly in arrears, in cash or equity at our discretion.  The Debentures are due and payable on December 31, 2014.  An Investor may elect to convert the outstanding principal balance of the Debentures he, she or it owns, and all accrued but unpaid interest thereon, in whole or in part, at any time, into shares of our common stock, based on an initial conversion price of $0.17 per share.  We may prepay the Debentures at any time without penalty or premium upon ten business days’ prior written notice to the Investors, provided there is, at that time, an effective registration statement covering the resale of the Shares.

The Warrants are exercisable at any time on or before December 31, 2016.  The exercise price of the Warrants is $0.21 per share.

The Debentures and Warrants also provide for weighted average anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the conversion or exercise price of the Debentures and Warrants, respectively, except in connection with the following issuances of our common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) securities issuable upon the exchange or exercise of the Debenture or Warrants, or (iii) securities issued pursuant to acquisitions or strategic transactions.

PLAN OF DISTRIBUTION

We are registering the Shares offered by this Prospectus on behalf of the Selling Stockholders. The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Shares may be traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  To the extent any of the Selling Stockholders gift, pledge or otherwise transfer the Shares, such transferees may offer and sell the Shares from time to time under this Prospectus, provided that this Prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) to include the name of such transferee in the list of Selling Stockholders under this Prospectus. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume.  The Selling Stockholders may also sell the Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay the fees and expenses incurred in connection with registering the resale of the Shares.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, the Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus.  The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the Selling Stockholders or any other person.

We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

THE SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders as of December 15, 2012.  The Selling Stockholders may sell all, some or none of the shares that are beneficially owned.

	Shares Beneficially Owned Prior to Offering(2)			Shares Beneficially Owned After Offering(2)
Name and Address of Beneficial Owner(1)	Number	Percent(3)	Shares Offered	Number	Percent(4)

Elysium Natural Resources, LLC 695 Rotterdam Industrial Park Schenectady, NY 12306	29,645,332(5)	16.9%	19,852,941	9,792,391	6.3%

D&L Partners 9 Isla Bahia Drive Ft. Lauderdale, FL 33316	8,823,529(6)	5.4%	8,823,529	-	0%

Francesco Galesi Irrevocable Grantor Trust 695 Rotterdam Industrial Park Schenectady, NY 12306	6,617,647(7)	4.1%	6,617,647	-	0%

NCG Partners, LLC 991 Ponus Ridge New Cannan, CT 06840	6,992,355(8)	4.4%	4,411,765	2,580,590	1.7%

WRG1, LLC 78 Zaccheus Mead Lane Greenwich, CT 06831	6,617,647(9)	4.1%	6,617,647	-	0%

Walter Raquet 78 Zaccheus Mead Lane Greenwich, CT 06831	5,986,765(10)	3.7%	4,411,765	1,575,000	1.0%

FS Partners LLC 10 Glenville Street Greenwich, CT 06831	2,205,882(11)	1.4%	2,205,882	-	0%

ML LP 302 Washington Ave. Albany, N.Y. 12203	2,205,882(12)	1.4%	2,205,882	-	0%

(1)
Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)
In accordance with the rules and regulations of the Commission, shares that a Selling Stockholder has a right to acquire within 60days of December 15, 2012, including the shares issuable upon conversion of the Debentures and exercise of the Warrants owned by such Selling Stockholder are deemed to be beneficially owned by such Selling Stockholder and are deemed to be outstanding only for the purpose of computing the percentage ownership of that person.

(3)
Percentage ownership is based on 155,536,449 shares of our common stock issued outstanding actual as of December 15, 2012 plus the number of shares deemed to be owned by such shareholder as set forth in note 2 above.

(4)
Percentage ownership is based on 155,536,449 shares of our common stock issued outstanding actual as of December 15, 2012, plus the shares offered by such stockholder, plus the number of shares deemed to be owned by such shareholder as set forth in note 2 above.

(5)
Includes 13,235,294 shares issuable upon exercise of the Debentures and 6,617,647 shares issuable upon exercise of the Warrants held by the Selling Stockholder.  Francesco Galesi is the managing member of the Selling Stockholder and has full power and authority over voting and disposing of such shares.

(6)
Includes 5,882,353 shares issuable upon exercise of the Debentures and 2,941,176 shares issuable upon exercise of the Warrants held by Selling Stockholder.  Douglas J. Von Allmen is the managing partner of the Selling Stockholder and has full power and authority over voting and disposing of such shares.

(7)
Includes 4,411,765 shares issuable upon exercise of the Debentures and 2,205,882 shares issuable upon exercise of the Warrants held by the Selling Stockholder.  Francesco Galesi, settlor and trustee of the Selling Stockholder, has full power and authority over voting and disposing of such shares.

(8)
Includes 2,941,176 shares issuable upon exercise of the Debentures and 1,470,588 shares issuable upon exercise of the Warrants held by the Selling Stockholder.  Bill Mahoney is the managing member of the Selling Stockholder and has full power and authority over voting and disposing of such shares.

(9)
Includes 4,411,765 shares issuable upon exercise of the Debentures and 2,205,882 shares issuable upon exercise of the Warrants held by the Selling Stockholder.  Mr. Raquet is the managing member of the Selling Stockholder and has full power and authority over voting and disposing of such shares.

(10)	Includes 2,941,176 shares issuable upon exercise of the Debentures and 1,470,588 shares issuable upon exercise of the Warrants held by the Selling Stockholder. Mr. Raquet is a one of our directors.
(11)
Includes 1,470,588 shares issuable upon exercise of the Debentures and 735,294 shares issuable upon exercise of the Warrants held by the Selling Stockholder.  Charles Gilroy is the managing member of the Selling Stockholder and has full power and authority over voting and disposing of such shares.

(12)
Includes 1,470,588 shares issuable upon exercise of the Debentures and 735,294 shares issuable upon exercise of the Warrants held by Selling Stockholder.  Stephen Obermayer is the managing partner of the Selling Stockholder and has full power and authority over voting and disposing of such shares.

EXPERTS

Friedman LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our 2012 Annual Report, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement.  Our consolidated financial statements and schedule are incorporated by reference in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We estimate that the fees and expenses we incurred in connection with the offering are payable by us and are estimated as follows:

SEC registration fee	$1,580
Legal fees and expenses	15,000
Accounting fees and expenses	1,500
Filing and printing expenses	1,000
Miscellaneous	1,000

Total	$20,080

Except for the SEC registration fee, all of the amounts shown above are estimates.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145(a) of the General Corporation Law of Delaware, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the General Corporation Law of Delaware, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) further provides that if one of our present or former directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Article Seventh of our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any of our directors for or with respect to any acts or omissions of such director occurring prior to such amendment.

Sections 6.1 and 6.2 of our by-laws provides that we shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, have the power to indemnify each of our directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent.

Further, Section 145(g) of the Delaware General Corporation Law and Section 6.3 of our by-laws allows us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent against any liability asserted against such person and incurred by such person, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law and our by-laws.

Section 145(e) of the Delaware General Corporation Law and Section 6.4 of our by-laws allows us to pay expenses incurred by directors and officers incurred in defending any civil or criminal action or proceeding for which indemnification is required, or for which indemnification is permitted following authorization by the board of directors in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the Delaware General Corporation Law and our by-laws.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be adversely affected to the extent we pay the costs of defense or settlement and damage awards against directors and officers pursuant to these limitations of liability and indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance.  The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In April 2012, we issued 233,000 shares of our common stock to pay the accrued interest on a convertible debenture.

In June 2012, we issued 1,800,000 shares of our common stock for gross proceeds of $500,000 in a private placement transaction.

In October, 2012 we sold $4,000, 000 aggregate principal amount of our 6% secured convertible debentures due December 31, 2014 and warrants to purchase 11,764,706 shares of our common stock.

All of the foregoing shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Numbers	Description
3.1(a)	Certificate of Incorporation(1)
3.1(b)	Certificate of Amendment of Certificate of Incorporation(1)
3.1(c)	Certificate of Merger of Foreign Corporation into a Domestic Corporation(1)
3.1(d)	Certificate of Correction of Certificate of Incorporation(1)
3.1(e)	Certificate of Correction of Certificate of Amendment(1)
3.1(f)	Certificate of Correction of Certificate of Merger(1)
3.1(g)	Certificate of Ownership and Merger(1)
3.2	By-Laws(1)
4.1	Specimen Stock Certificate(1)
4.2	Form of Option Agreement(1)
4.3	Final form of 6% Convertible Debenture due and payable on December 31, 2014(2)
4.4	Final form of Series A Common Stock Purchase Warrant exercisable at any time on or before December 31, 2016 at an exercise price is $0.21(2)
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP
10.1	2008 Stock Award and Incentive Plan, as amended(1)
10.2	**Employment Agreement with William J. Marshall(1)
10.3	**Employment Agreement with Greg Adams(1)
10.4	Agreement with Inventek Colloidal Cleaners, LLC(1)
10.5	Distribution Agreement with Techtronics Industries North America, Inc.(1)
10.6	Promissory Note in the aggregate principal amount of $300,000(1)
10.7	Promissory Note in the aggregate principal amount of $125,000(1)
10.8	Agreement with Bio Tec Fuel and Chemical, LLC(1)
10.9	Letter Agreement with Kwik Paint Products(1)
10.10	Agreement with Marketiquette, Inc.(1)
10.11	Investment Agreement with Techtronics Industries Co., Inc.(1)
10.12	**Amendment No. 1 to Employment Agreement with Greg Adams(1)
10.13	Assignment of Invention, Priority Rights and Rights to Apply for Patents by Mathew Zuckerman(1)
10.14	Final form of Securities Purchase Agreement, dated as of December 12, 2011, between Green Earth Technologies, Inc., and each Investor identified on the signature pages thereto(2)
10.15	Final form of Registration Rights Agreement dated as of December 12, 2011, between Green Earth Technologies, Inc., and certain of the Investors(2)
10.16	Final form of Patent Security Agreement dated as of December 12, 2011, between Green Earth Technologies, Inc., and the Investors(2)
10.17	Final form of Trademark Security Agreement dated as of December 12, 2011, between Green Earth Technologies, Inc., and the Investors(2)
10.18	Final form of Security Agreement dated as of December 12, 2011, between Green Earth Technologies, Inc., and the Investors(2)
21.1	Subsidiaries of Green Earth Technologies(1)
23.1	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
23.2	Consent of Friedman LLP
24.1	Power of Attorney

**     This exhibit is a management contract or compensatory plan or arrangement.

(1)	Filed as an exhibit to the Company’s Securities and Exchange Act of 1934 Registration Statement on Form 10 on October 6, 2009, as amended.

(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2011 and incorporate herein by reference.

(b) Financial Statement Schedules.

See the attached Schedule II – Valuation and Qualifying Accounts.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

GREEN EARTH TECHNOLOGIES, INC.
Financial Statement Schedule
Valuation and Qualifying Accounts

Description	Balance at Beginning of Period	Charged To Costs and Expenses	Deductions (1)	Balance at End of Period
	(in thousands)
Allowance for Doubtful Accounts Receivable
Year ended June 30, 2011	$45	60	(25)	$80
Year ended June 30, 2012	$80	-	(70)	$10
Inventory Reserve
Year ended June 30, 2011	$770	200	(245)	$725
Year ended June 30, 2012	$725	269	(69)	$925
______________
(1)   Write-offs

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required under the related instructions or are inapplicable, or because the information has been provided in the Financial Statement or the Notes thereto.

ITEM 17. UNDERTAKINGS

(a)	We, the undersigned Registrant, hereby undertake:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
We hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-1 and have duly caused this S-1 Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Celebration, State of Florida, on this 18th day of December, 2012.

Green Earth Technologies, Inc.

By:	/s/ JEFFREY LOCH
Jeffrey Loch
President and Chief Marketing Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Green Earth Technologies, Inc., hereby severally constitute and appoint Jeffrey Loch and Greg Adams, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:
Signature	Title	Date

/s/ DAVID M. BUICKO	Chairman of the Board of Directors and	December 18, 2012
David M. Buicko	Director

/s/ GREG D. ADAMS	Chief Operating Officer,	December 18, 2012
Greg D. Adams	Chief Financial Officer (Principal Accounting Officer) and Secretary

g/s/ JEFFREY LOCH	President, Chief Marketing Officer	December 18, 2012
Jeffrey Loch	Director

/s/ HUMBERT POWELL	Director	December 18, 2012
Humbert Powell

/s/ WALTER RAQUET	Director	December 18, 2012
Walter Raquet